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                                                                   EXHIBIT (21)


                            VULCAN MATERIALS COMPANY
                                  SUBSIDIARIES
                            AS OF DECEMBER 31, 1998



                                                            STATE OR OTHER
                                                            JURISDICTION OF               % OWNED DIRECTLY
                                                            INCORPORATION                   OR INDIRECTLY
   ENTITY                                                   OR ORGANIZATION                   BY VULCAN
   ------                                                   ---------------                   ---------

   Subsidiaries
   ------------

   Atlantic Granite Company*                                South Carolina                          66-2/3

   Birmingham Slag Company*                                 Alabama                                100

   Callaway Chemical Company                                New Jersey                             100

   Callaway Chemical Limited                                British Columbia                       100

   Dixie Sand and Gravel Company, Inc.*                     Tennessee                              100

   Knoxville Mack Distributors, Inc.*                       Tennessee                              100

   Lambert Bros., Inc.*                                     Tennessee                              100

   Midsouth Machine and Service Company                     Tennessee                              100

   RECO Transportation, Inc.                                Kentucky                               100

   Statewide Transport, Inc.                                Texas                                  100

   Vulcan Aggregates Company, LLC                           Delaware                               100

   Vulcan Chemicals Investments, LLC                        Delaware                               100

   Vulcan Chemical Technologies, Inc.                       Delaware                               100

   Vulcan Chloralkali, LLC                                  Delaware                                51

   Vulcan Construction Materials, LP                        Delaware                               100

   Vulcan/ICA Distribution Company (Partnership)            Texas                                   51

   Vulcan Gulf Coast Aggregates, Inc.                       New Jersey                             100

   Vulcan Gulf Coast Materials, Inc.                        New Jersey                             100

   Vulcan Holdings, Inc.                                    New Jersey                             100

   Vulcan International, Ltd.                               U.S. Virgin Islands                    100

   Vulcan Lands, Inc.                                       New Jersey                             100

   Vulcan Materials Finance Company                         Tennessee                              100

   Vulcan Soda Ash Company                                  California                             100

   Wanatah Trucking Co., Inc.                               Indiana                                100

   Wesco Contracting Company*                               Tennessee                              100

   White's Mines, Inc.*                                     Texas                                  100


*Inactive